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NEWS RELEASE                                                             [LOGO]

INVESTORS
Sloane & Company
Charles Southworth (+1 212 446 1892)

FLAG Telecom
John Draheim (+44 20 7317 0826)
Jdraheim@flagtelecom.com



       FLAG TELECOM RETAINS CSFB AND THE BLACKSTONE GROUP TO ADVISE
                 ON STRATEGIC AND FINANCIAL INITIATIVES


BERMUDA, 7 MARCH 2002 - FLAG Telecom (Nasdaq: FTHL; LSE: FTL), a leading global network services provider and independent carriers' carrier, announced today that it has retained both Credit Suisse First Boston (CSFB), a leading global investment bank, and The Blackstone Group, a leading global investment and advisory firm, as strategic and financial advisors. Both firms will advise FLAG Telecom on financial and strategic alternatives for the long-term development of the company.

Andres Bande, FLAG Telecom's Chairman and CEO said, "FLAG Telecom is bringing in these advisors to assist us in the review of our business and the evaluation of the most beneficial path for FLAG Telecom's future, including possible restructuring of our indebtedness, identifying funding opportunities and working with potential strategic partners. We believe the time is right for CSFB and Blackstone to work with us to facilitate the consideration of all alternatives for the future that best suit FLAG Telecom and its stakeholders."


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ABOUT FLAG TELECOM

FLAG Telecom is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. FLAG Telecom has the following cable systems in operation or under development: FLAG Europe-Asia, FLAG Atlantic-1 and FLAG North Asian Loop. Leveraging this unique network, FLAG Telecom's Network Services business markets a range of managed bandwidth and value added services targeted at carriers, ISPs, and ASPs worldwide. Principal shareholders are: Verizon Communications Inc., Dallah Albaraka Group (Saudi Arabia) and Tyco International Ltd. Recent news releases and information are on FLAG Telecom's website at: www.flagtelecom.com

FORWARD LOOKING STATEMENT

Statements contained in this Press Release, which are not historical facts, may be forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, those discussed in documents the Company files from time to time with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended December 31, 2000. The Company cautions readers not to rely on forward-looking statements. The Company disclaims any intent or obligation to update these forward-looking statements.